FOURTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This FOURTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Agreement"), dated as of April 29, 2022, is entered into by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Bank").

RECITALS

A. The Bank has made available to the Borrower certain lines of credit pursuant to the terms and conditions of (i) that certain Credit and Security Agreement, dated as of May 6, 2013, by and between the Borrower and the Bank, as amended by that certain First Amendment to Credit and Security Agreement dated as of July 9, 2013, as further amended by that certain Second Amendment to Credit and Security Agreement dated as of June 4, 2014, as further amended by that certain Third Amendment to Credit and Security Agreement and First Amendment to Revolving Line of Credit Note dated as of June 3, 2015 (the "Third Amendment"), as further amended by that certain Fourth Amendment to Credit and Security Agreement and Second Amendment to Revolving Line of Credit Note dated as of March 12, 2018 (the "Fourth Amendment"), as further amended by that certain Fifth Amendment to Credit and Security Agreement dated as of April 22, 2019, as further amended by that certain Sixth Amendment to Credit and Security Agreement dated as of May 28, 2019, as further amended by that certain Seventh Amendment to Credit and Security Agreement and Third Amendment to Revolving Line of Credit Note dated as of July 9, 2019 (the "Seventh Amendment"), as further amended by that certain Eighth Amendment to Credit and Security Agreement and Fourth Amendment to Revolving Line of Credit Note dated as of December 13, 2019 (the "Eighth Amendment"), as further amended by that certain Ninth Amendment to Credit and Security Agreement, Fifth Amendment to Revolving Line of Credit Note and Waiver dated as of July 20, 2020 (the "Ninth Amendment"), as further amended by that certain Tenth Amendment to Credit and Security Agreement dated as of January 28, 2021, as further amended by that certain Eleventh Amendment to Credit and Security Agreement dated as of April 27, 2021, as further amended by that certain Twelfth Amendment to Credit and Security Agreement, dated as of July 30, 2021, and as further amended by that certain Consent and Thirteenth Amendment to Credit and Security Agreement dated as of March 11, 2022 (the "Thirteenth Amendment") (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), (ii) that certain Revolving Line of Credit Note, dated May 6, 2013, made by the Borrower and payable to the order of the Bank, as amended by the Third Amendment, the Fourth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and that certain Modification to Promissory Note, dated as of July 30, 2021 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Line of Credit Note") and (iii) certain other Loan Documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

B. The Borrower has requested that the Bank agree to make certain modifications to the Credit Agreement.

C. The Bank has agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel. The Borrower hereby acknowledges and agrees that, as of close of business on April 29, 2022, the outstanding principal amount of the Line of Credit was not less than $ $2,092,914.65, and there are issued and outstanding Letters of Credit with an aggregate face amount of not less than $715,823, each of which amounts constitutes a valid and subsisting obligation of the Borrower owed to the Bank that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.

2. Consent, Acknowledgement and Reaffirmation. The Borrower hereby: (i) reaffirms the covenants and agreements contained in each Loan Document to which it is party, including, in each case, as such covenants and agreements may be modified by this Agreement and the transactions contemplated hereby; (ii) reaffirms that each Lien created and granted in or pursuant to any Loan Document in favor of the Bank is valid and subsisting, and acknowledges and agrees that this Agreement shall in no manner impair or otherwise adversely affect such Lien; and (iii) confirms that each Loan Document to which the Borrower is a party is and shall continue to be in full force and effect and the same is hereby ratified and confirmed in all respects, except that upon the effectiveness of this Agreement, all references in such Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean the Credit Agreement and the other Loan Documents, as the case may be, as in effect and as modified by this Agreement.

3. Amendments to Credit Agreement. Effective as of the Effective Date, Section 1.1 of the Credit Agreement is hereby amended by (a) replacing the reference to "Seven Million, Five Hundred Thousand and 00/100 Dollars ($7,500,000.00)" in Section 1.1(a)(i) with reference to "Four Million, Seven Hundred and Fifteen Thousand, Eight Hundred and Twenty-Three and 00/100 Dollars ($4,715,823)" and (b) replacing the reference to "April 30, 2022" in Section 1.1(a)(i) with reference to "May 31, 2022".

4. Interest Rate. For the avoidance of doubt and notwithstanding anything to the contrary in the Line of Credit Note or the Credit Agreement, from and after the Effective Date, principal amounts outstanding under the Line of Credit shall continue to accrue interest at a rate equal to the greater of (a) the Prime Rate (as defined in the Line of Credit Note) plus 1.1% and (b) 4.75%, in each case plus any default interest which may become applicable pursuant to the terms of clause (d) of the Interest section of the Line of Credit Note in accordance with the terms of the Thirteenth Amendment.

5. Cash Collateralize Letters of Credit. On or before May 23, 2022 the Borrower shall deliver to the Bank cash in the amount of 105% of the outstanding issued Letters of Credit (the "Deposit") which amount shall be deposited in and maintained in, a blocked, non-interest-bearing deposit account at the Bank. The Borrower further agrees that, in connection with any payoff of the obligations under the Credit Agreement, it will execute and deliver a cash collateral agreement substantially in the form attached hereto as Exhibit A and otherwise acceptable to the Bank (the "Cash Collateral Agreement") granting a security interest in the Deposit to the Bank to secure the reimbursement and other contingent obligations of the Borrower to the Bank in respect of the Letters of Credit.

6. Fees and Expenses. Without in any way limiting the obligations of the Borrower under the Loan Documents, on or before the Effective Date and upon demand therefor, the Borrower shall reimburse the Bank for all of its fees and expenses incurred in connection with this Agreement, the Credit Agreement and the other Loan Documents, including, without limitation, the fees and expenses of Moore & Van Allen PLLC as legal counsel to the Bank.

7. Conditions Precedent. This Agreement shall be effective on the date (the "Effective Date") that each of the following conditions shall have been satisfied or waived by the Bank:

(a) The Bank shall have received counterparts of this Agreement duly executed by the Borrower and the Bank.

(b) The Bank shall have received a certificate of an authorized officer of Borrower dated as of the date hereof (i) certifying that the Borrower has not modified its bylaws, operating agreement, partnership agreement or like document since the date that such documents were last delivered to the Bank or, if such documents have not previously been delivered or have been so modified, attaching copies of such documents, and (ii) attaching such certificates of resolutions or other action, incumbency certificates and/or other certificates of responsible officers of the Borrower as the Bank may require evidencing the identity, authority and capacity of each such responsible officer thereof authorized to act as a signatory in connection with this Amendment.

8. Representations of the Borrower. The Borrower represents and warrants to the Bank on the Effective Date as follows:

(a) The Borrower has all requisite power and authority to execute, deliver this Agreement and perform its obligations under this Agreement and the other Loan Documents to which it is a party. The execution and delivery of this Agreement and the performance of this Agreement and the other Loan Documents by the Borrower are within the Borrower's corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action and do not: (i) contravene the terms of any of the Borrower's organization documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material contractual obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (B) any material order, injunction, writ or decree of any governmental authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate in any material respect any applicable law.

(b) This Agreement has been duly executed and delivered by the Borrower and this Agreement constitutes, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

(c) No approval, consent, exemption, authorization, license or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement other than those that have already been obtained or are in full force and effect.

(d) After giving effect to this Agreement, (i) the representations and warranties the Borrower set forth in Article II of the Credit Agreement and in each other Loan Document are true, accurate and complete in all material respects (and in all respects if any such representation and warranty is already qualified by materiality) on and as of the Effective Date to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true, accurate and complete in all material respects (and in all respects if any such representation and warranty is already qualified by materiality) as of such earlier date, and (ii) no Event of Default exists on and as of the Effective Date.

If any representation and warranty set forth in this Section is incorrect in any material respect on and as of the Effective Date, then such incorrect representation and warranty shall constitute an immediate Event of Default without regard to any otherwise applicable notice, cure or grace period.

9. Release. The Borrower hereby releases and discharges the Bank and each of the Bank's predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as "Released Party" and collectively, the "Released Parties") from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents on or prior to the Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrower may have or claim to have against any Released Party.

10. No Action, Claims. The Borrower represents, warrants, acknowledges and confirms that, as of the date hereof, it has no knowledge of any action, cause of action, claim, demand, damage or liability of whatever kind or nature, in law or in equity, against any Released Party arising from any action by such Persons, or failure of such Persons to act, under or in connection with any of the Loan Documents in each case, on or prior to the Effective Date.

11. Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Documents or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. This Agreement shall constitute a Loan Document.

12. No Third-Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns, and the obligations hereof shall be binding upon the Borrower. No other Person (other than any Released Party with respect to the provisions of Sections 9 and 10, which Persons are intended to be third-party beneficiaries of this Agreement) shall have or be entitled to assert rights or benefits under this Agreement.

13. Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts. Counterparts of this Agreement may be exchanged via electronic means, and a facsimile of any party's signature shall be deemed to be an original signature for all purposes. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

15. Governing Law / Arbitration; Waiver of Jury Trial. The Governing Law provision contained in Sections 7.10 of the Credit Agreement and the Arbitration; Waiver of Jury Trial provisions in Section 7.11 of the Credit Agreement are hereby incorporated by reference *mutatis mutandis*.

16. Miscellaneous.

(a) Section headings in this Agreement are included herein for convenience of reference only and shall not affect the interpretation of this Agreement.

(b) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision.

[*Remainder of page intentionally left blank; signature pages follow.*]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER: **KEWAUNEE SCIENTIFIC CORPORATION**

By: Donald T. Gardner III

Name: Donald T. Gardner III

Title: VP Finance/Chief Financial Officer

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: Nancy Kallianos
Name: Nancy Kallianos
Title: SVP

Exhibit A

Form of Cash Collateral Agreement

CASH COLLATERAL AGREEMENT

This CASH COLLATERAL AGREEMENT (this "Agreement") is made and entered into as of May [--], 2022 by and among KEWAUNEE SCIENTIFIC CORPORATION (the "Borrower") and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Bank").

RECITALS

WHEREAS, the Borrower and the Bank are parties to that certain Credit and Security Agreement, dated as of May 6, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Bank has made available to the Borrower a credit facility, including the letters of credit issued or extended by the Bank listed on Schedule 1 (the "Existing Letters of Credit").

WHEREAS, in connection with the payment in full of all obligations (other than (i) the obligations pursuant to the Letters of Credit (as defined in the Credit Agreement) and (ii) contingent indemnification obligations for which no claim has been asserted), the Borrower has requested that the Bank agree to restate all obligations with respect to the Existing Letters of Credit as obligations under this Agreement such that the Existing Letters of Credit shall be deemed to have been issued pursuant to this Agreement and from and after the Effective Date (as defined herein) be subject to and governed by the terms and conditions of this Agreement.

WHEREAS, it is the intention of the parties hereto that the obligations under this Agreement (i) be and are a portion of the same obligations that are outstanding under the Credit Agreement immediately prior to the Effective Date and (ii) shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such obligations or any of the other rights, duties and obligations of the parties hereunder.

WHEREAS, in consideration of the Bank's agreement to allow the Existing Letters of Credit to remain outstanding the Borrower is required to (x) execute this Agreement in favor of the Bank and (y) deliver the Cash Collateral (as defined herein).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms (or incorporated by reference) in the Credit Agreement (as in effect on the date hereof immediately prior to termination thereof). In addition, the following terms shall have the meanings set forth below:

"Accounts" shall have the meaning set forth on Schedule 2 hereto.

"Cash Collateral" shall mean all of the property described on Schedule 2 hereto.

"Costs" has the meaning given to such term in Section 13(a) hereof.

"Drawing Document" and "Drawing Documents" have the meanings given to such terms in Section 12(b) hereof.

"Effective Date" has the meaning given to such term in Section 11 hereof.

"Event of Default" has the meaning given to such term in Section 7 hereof.

"Honor Date" means the date the Bank notifies the Borrower of any payment by the Bank of a drawing under any Existing Letter of Credit to the beneficiary thereof; provided that if such notice is received after 11:00 a.m. Eastern time on a given date, or is received on a day that is not a business day, the "Honor Date" shall be the next succeeding business day.

"Indemnified Person" has the meaning given to such term in Section 13(a) hereof.

"Initial Deposit Account" shall have the meaning set forth on Schedule 2 hereto.

"Instruction" means an inquiries, communications and instructions (whether written, facsimile or in other electronic form approved by the Bank) regarding an Existing Letter of Credit, each LOC-Related Document and this Agreement. The Bank's records of the content of any Instruction shall be conclusive.

"Letter of Credit Fee" means any fees charged upon the payment or negotiation of each drawing under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

"LOC Obligations" means, as of any date of determination and without duplication, the aggregate amount available to be drawn under the Existing Letters of Credit while such Existing Letters of Credit remain outstanding plus the aggregate amount of any unreimbursed drawings under the Existing Letter of Credit plus the aggregate amount of all Letter of Credit Fees, interest and other amounts due and payable to the Bank under this Agreement, any Existing Letter of Credit or any LOC-Related Document.

"LOC-Related Documents" means the Existing Letters of Credit, any application therefor and any other document relating to the Existing Letters of Credit and shall specifically include all applicable provisions of the Credit Agreement constituting agreements between the Bank, in its capacity as such, and the Borrower.

"Maturity Date" means [Date upon which the Existing Letters of Credit expire].

"Sanction" or "Sanctions" means any trade or economic sanctions promulgated by the United Nations or the governments of the United States, the United Kingdom, the European Union, or any other jurisdiction in which the Borrower is located or operates.

2. Delivery of Cash Collateral. The Borrower hereby agrees to deliver to the Bank, on or before the date hereof pursuant to wire transfer or other instructions provided by the Bank, cash in immediately available funds in the amount of $_______ (an amount equal to 105% of the aggregate undrawn amount of the Existing Letters of Credit), which will be deposited by the Bank into, and maintained in, a blocked, non-interest-bearing deposit account at the Bank identified by account number as the "Initial Deposit Account" on Schedule 2 hereto.

3. Grant of Security Interest in the Cash Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the LOC Obligations of the Borrower, the Borrower hereby pledges and grants to the Bank a first priority lien on, and security interest in, all of the Borrower's right, title and interest in and to the Cash Collateral, whether now owned or existing or owned, acquired, or arising hereafter. The rights and

interests granted hereunder, and the fact that the Bank is the depository bank, is specifically intended to convey "control" to the Bank over the Cash Collateral, within the meaning of the UCC, to the extent the Cash Collateral or any portion thereof is now or hereafter deemed a "Deposit Account" (as defined in the UCC).

4. No New Letters of Credit. The parties hereto acknowledge and agree that all Existing Letters of Credit shall be deemed to have been issued pursuant hereto, shall constitute the Existing Letters of Credit under this Agreement, and from and after the Effective Date shall be subject to and governed by the terms and conditions of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Credit Agreement or any other agreement executed in connection with the foregoing, the Bank shall have no obligation to issue new letters of credit or to amend, extend, renew, increase or otherwise modify any Existing Letter of Credit. With respect to any Existing Letter of Credit that renews automatically, the Bank shall be authorized to issue any notice of non-renewal as and when necessary to prevent the renewal or extension of such Existing Letter of Credit beyond its existing expiry date.

5. Representations and Warranties. The Borrower hereby represents and warrants that:

(a) it has the corporate right, power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(b) this Agreement constitutes the legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(c) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or contractual obligation of such Person;

(d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person or entity (including, without limitation, any stockholder or creditor of such person or entity) except for consents obtained prior to the date hereof, is required in connection with (i) the execution, delivery or performance by such Person of this Agreement or (ii) the validity or enforceability of this Agreement against such Person;

(e) the Borrower is the legal and beneficial owner of the Cash Collateral and has the right to pledge, sell, assign or transfer the same; and

(f) this Agreement creates a valid security interest in favor of the Bank in the Cash Collateral and, by virtue of the Bank's possession and control of the Cash Collateral, the Bank shall have a valid and perfected first priority security interest in the Cash Collateral.

6. Covenants. The Borrower hereby covenants that it shall:

(a) by no later than 2:00 pm Eastern time on any applicable Honor Date, reimburse the Bank in an amount equal to the amount drawn under the applicable Existing Letter of Credit by authorizing the Bank to apply funds on deposit in the Accounts toward such reimbursement;

(b) pay to the Bank, as and when due, all Letter of Credit Fees and other amounts due and payable under this Agreement and any LOC-Related Documents;

(c) execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Bank for the purpose of obtaining and maintaining control with respect to any Cash Collateral;

(d) execute and deliver to the Bank such agreements, assignments or instruments and do all such other things as the Bank may reasonably deem necessary or appropriate (i) to assure to the Bank its security interests hereunder, including such instruments as the Bank may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Bank of its rights and interests hereunder;

(e) not transfer or assign the Accounts, the Cash Collateral or any of its rights therein (other than as provided in this Agreement);

(f) not create or permit to exist any security interest, lien or adverse claim on the Accounts or the Cash Collateral (other than those created by this Agreement or any applicable LOC-Related Document);

(g) cause all Existing Letters of Credit to be canceled, returned undrawn to the Bank or otherwise terminated in a manner satisfactory to the Bank on or before the Maturity Date;

(h) comply with all federal, state and foreign exchange regulations and other laws and regulations of any governmental or regulatory authority (federal, state and foreign) including without limitation all applicable anti-bribery or anti-corruption laws and regulations and Sanctions now or hereafter applicable to the Borrower, this Agreement, any LOC-Related Document or any transactions or payments under or in connection with any LOC-Related Document and/or Existing Letter of Credit; and

(i) not, directly or indirectly, use or facilitate the use by any other Person of any Existing Letter of Credit (A) to fund any activities or businesses of, or with, any Person that is subject to Sanctions or (B) in any other manner that would cause the Bank to be in breach of any Sanction.

All reimbursements and payments made under this Agreement or any other LOC-Related Document shall be made in immediately available funds, free and clear of and without deduction for any present or future taxes, set-off or other liabilities, at such time and to such location as the Bank may designate from time to time. The Borrower shall pay all withholding, stamp and other taxes imposed by any taxing authority in any jurisdiction on reimbursement or payment under any Existing Letter of Credit, this Agreement and any LOC-Related Document, and shall indemnify the Bank against all liabilities, costs, claims and expenses resulting from the Bank having to pay or from any omission to pay or delay in paying any tax. The Borrower shall not pay amounts to the Bank hereunder with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause the Bank to be in breach of any Sanction.

7. <u>Events of Default</u>. Any of the following shall constitute an "<u>Event of Default</u>" hereunder:

(a) any failure by the Borrower to reimburse the Bank on the applicable Honor Date for a drawing on any Existing Letter of Credit as and when required hereunder;

(b) any failure by the Borrower to pay any fees, charges or other amounts due hereunder and/or to perform or observe any other material term or material covenant contained in this Agreement or any LOC-Related Document;

(c) any failure by the Borrower to satisfy any other obligation or covenant hereunder within five (5) days of receipt of written notice of such failure by the Bank; and

(d) the commencement of any bankruptcy or insolvency proceeding by (or against) the Borrower.

8. Remedies.

(a) At any time during the continuation of any Event of Default, in addition to all rights and remedies available to the Bank under any LOC-Related Document, the Bank shall without demand and without advertisement, notice, hearing or process of law, all of which each of the Borrower hereby waives to the fullest extent permitted by law, have (i) the right to withdraw, or set off against the outstanding LOC Obligations that are due and payable (excluding contingent LOC Obligations in respect of undrawn Existing Letters of Credit), all amounts in the Accounts, to the extent necessary to repay in full such LOC Obligation and (ii) all the rights and remedies contained in this Agreement, the LOC-Related Documents or permitted by law, including any rights and remedies available under the UCC.

(b) If at any time or times hereafter the Bank employs counsel to prepare or consider amendments, waivers or consents, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding, related to this Agreement, or relating to any Cash Collateral, or to protect, take possession of, or liquidate any Cash Collateral or to attempt to enforce any security interest or lien in any Cash Collateral, or to enforce or exercise any rights hereunder, then in any of such events, all of the reasonable and documented out-of-pocket attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall become a part of the obligations secured by the Cash Collateral and payable on demand.

(c) The Bank's failure at any time or times hereafter to require strict performance by the Borrower of any of the provisions, warranties, terms and conditions contained in this Agreement shall not waive, affect or diminish any right of the Bank at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Agreement.

(d) Failure or delay by the Bank to exercise any right, remedy or option under this Agreement, any other LOC-Related Document, or as provided by applicable law, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Bank shall only be granted as provided herein. To the extent permitted by applicable law, neither the Bank nor any party acting as attorney for the Bank shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Bank under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Bank may have.

9. Control by the Bank. Prior to the cancelation, return to the Bank or other termination by the beneficiary of all Existing Letters of Credit, the Borrower shall not have access at any time to the Cash Collateral (and therefore shall have no ability to make withdrawals, direct transfers or take any similar action with respect to the Cash Collateral) and the Bank shall have sole and exclusive dominion, control and authority over the Accounts and the Cash Collateral, including the exclusive right of withdrawal. The deposits in the Accounts shall not bear interest.

10. Release of Cash Collateral.

(a) Upon (i) the expiration of any of the Existing Letters of Credit undrawn, (ii) the cancelation, return to the Bank or other termination by the beneficiary of any Existing Letter of Credit (evidenced in a manner satisfactory to the Bank in its sole discretion) or (iii) the effectiveness of any reduction in the outstanding amount of any of the Existing Letters of Credit (evidenced in a manner satisfactory to the Bank in its sole discretion), the Bank shall promptly transfer to the Borrower funds from the Accounts in an amount equal to the sum of (x) 105% of the remaining undrawn amount of such Existing Letter of Credit minus (y) all accrued and unpaid fees, costs and charges of the Bank in respect of such Existing Letter of Credit.

(b) If any amount remains in the Accounts after the expiration, termination, replacement or cancelation of all of the Existing Letters of Credit and payment of all accrued and unpaid fees, costs and charges owed under this Agreement in respect of such Existing Letter of Credit, the Bank shall promptly transfer such remaining amount to the Borrower.

11. Effectiveness. This Agreement shall become effective as of the date first set forth above (the "Effective Date") when, and only when:

(a) the Bank shall have received counterparts of this Agreement duly executed by the Borrower and the Bank; and

(b) the Bank shall have received payment in full of all obligations owing to Bank under the Credit Agreement (other than (x) the obligations with respect to the Letters of Credit and (y) contingent indemnification obligations for which no claim has been asserted).

12. Obligations Absolute. The Borrower's reimbursement and payment obligations under this Agreement and any other LOC-Related Document are absolute, unconditional and irrevocable and shall be performed strictly in accordance with this Agreement or the applicable LOC-Related Document under any and all circumstances whatsoever, including, without limitation:

(a) any lack of validity, enforceability or legal effect of any LOC-Related Document, any Existing Letter of Credit or amendment thereto, this Agreement, any guaranty, agreement or document relating to any of the foregoing or any term or provision therein or herein;

(b) payment against presentation of any draft, demand or claim for payment under any Existing Letter of Credit or other document (including by electronic transmission such as SWIFT, electronic mail, facsimile, or computer generated telecommunication) presented for purposes of drawing under any credit (individually, a "Drawing Document" and collectively, the "Drawing Documents") that does not comply in whole or in part with the terms of the applicable Existing Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a

Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Existing Letter of Credit;

(c) the Bank or any of its branches or affiliates being the beneficiary of any Existing Letter of Credit;

(d) the Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Existing Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Existing Letter of Credit;

(e) the existence of any claim, set-off, defense or other right that the Borrower or any other Person may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, the Bank or any other Person;

(f) if the Letter of Credit requires payment upon the Bank's receipt of an electronic presentation, the Borrower shall reimburse the Bank on demand for the amount in the electronic transmission advice regardless of whether the original Drawing Documents arrive at the Bank's counters or are different from the electronic presentation; or

(g) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 12, constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, the LOC Obligations, whether against the Bank, the beneficiary or any other Person.

13. Indemnification; Limitation of Liability.

(a) *Indemnification.* The Borrower agrees to indemnify and hold harmless the Bank (including its branches and affiliates), each of its correspondents, and each of its directors, officers, employees, attorneys and agents (each, including the Bank, an "Indemnified Person") from and against any and all claims, suits, judgments, liabilities, losses, fines, damages, penalties, interest, costs and expenses (including expert witness fees and reasonable legal fees, charges and disbursements of any counsel and all expenses of arbitration or litigation and in preparation thereof), which may be incurred by or awarded against any Indemnified Person (the "Costs"), and which arise out of or in connection with, or as a result of:

(i) any Existing Letter of Credit;

(ii) any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any Indemnified Person in connection with any Existing Letter of Credit;

(iii) any action or proceeding arising out of, or in connection with, any Existing Letter of Credit, this Agreement or any LOC-Related Document (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Existing Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Existing Letter of Credit;

(iv) any independent undertakings issued by the beneficiary of any Existing Letter of Credit;

(v) any unauthorized Instruction or error, omission, interruption, or delay whether transmitted by mail, courier, computer, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;

(vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of the proceeds of an Existing Letter of Credit or holder of an instrument or document;

(viii) the fraud, forgery or illegal action of parties other than the Indemnified Person;

(ix) any prohibition on payment or delay in payment of any amount payable by the Bank to the appropriate party of an Existing Letter of Credit arising out of applicable anti-bribery or anti-corruption laws and regulations, or Sanctions;

(x) the Bank's performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;

(xi) any foreign language translation provided to the Bank in connection with any Existing Letter of Credit;

(xii) any foreign law or usage as it relates to the Bank's issuance of an Existing Letter of Credit in support of a foreign guaranty including without limitation the expiration of such guaranty after the related Existing Letter of Credit expiration date and any resulting drawing paid by the Bank in connection thereto; or

(xiii) the acts or omissions, whether rightful or wrongful, of any present or future *de jure* or *de facto* governmental or regulatory authority or cause or event beyond the control of such Indemnified Person;

provided, however, that such indemnity shall not be available to any Person claiming indemnification under clauses (i) through (xiii) above to the extent that such Costs are found in a binding arbitration proceeding brought by the Borrower pursuant to Section 20 below (or as may be judicially determined in a final, non-appealable judgment by a court of competent jurisdiction pursuant to the last sentence of Section 20 below) to have resulted directly from the gross negligence or willful misconduct of the Indemnified Person claiming indemnity. The Borrower hereby agrees to pay the Bank on demand from time to time all amounts owing under this Section 13(a). If and to the extent that the LOC Obligations of the Borrower under this Section 13(a) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the Costs permissible under applicable law. This indemnity provision shall survive termination of this Agreement and all Existing Letters of Credit.

(b) *Limitation of Liability; Direct Damages*. The liability of the Bank (or any other Indemnified Person) under, in connection with and/or arising out of this Agreement, any LOC-Related Document, or any Existing Letter of Credit, regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrower that are caused directly by the Bank's gross negligence or willful misconduct in (i) honoring a presentation

under an Existing Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Existing Letter of Credit, (ii) failing to honor a presentation under an Existing Letter of Credit that strictly complies with the terms and conditions of such Existing Letter of Credit or (iii) retaining Drawing Documents presented under an Existing Letter of Credit. The Borrower's aggregate remedies against the Bank and any Indemnified Person for wrongfully honoring a presentation under any Existing Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrower to the Bank in respect of the honored presentation in connection with such Existing Letter of Credit under Section 6 above, plus interest.

(c) *No Punitive Damages*. Notwithstanding anything to the contrary in this Agreement, neither the Bank nor any other Indemnified Person shall, under any circumstances whatsoever, be liable in contract, tort or otherwise for any punitive, exemplary, consequential, indirect or special damages or losses regardless of whether or not the Bank or any other Indemnified Person shall have been advised of the possibility thereof or the form of action in which such damages or losses may be claimed. The Borrower shall take action to avoid and mitigate the amount of any damages claimed against the Bank or any other Indemnified Person, including by enforcing its rights in the underlying transaction. Any claim by the Borrower under or in connection with this Agreement or any Existing Letter of Credit shall be reduced by an amount equal to the sum of (X) the amount (if any) saved by the Borrower as a result of the breach or alleged wrongful conduct complained of; and (Y) the amount (if any) of the loss that would have been avoided had the Borrower taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the Bank to effect a cure.

(d) *No Responsibility or Liability*. Without limiting any other provision of this Agreement, the Bank and each other Indemnified Person (if applicable) shall not be responsible to the Borrower for, and/or the Bank's or any other Indemnified Person's rights and remedies against the Borrower and the LOC Obligations shall not be impaired by:

(i) honor of a presentation under any Existing Letter of Credit that on its face substantially complies with the terms and conditions of such Existing Letter of Credit, even if the Existing Letter of Credit requires strict compliance by the beneficiary;

(ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii) acceptance as a draft of any written or electronic demand or request for payment under an Existing Letter of Credit, even if nonnegotiable or not in the form of a draft, and/or the Bank may disregard any requirement that such draft, demand or request bear any or adequate reference to the Existing Letter of Credit;

(iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the Bank's determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the applicable Existing Letter of Credit);

(v) acting upon any Instruction that it in good faith believes to have been given by a Person authorized to give such Instructions;

(vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation;

(vii) any delay in giving or failing to give notice (irrespective of whether or if notice is required) to the Borrower;

(viii) any acts, omissions or fraud by, or the solvency of, any beneficiary, any nominated person or entity or any other Person;

(ix) any breach of contract between the beneficiary and the Borrower or any of the parties to the underlying transaction;

(x) honor of a presentation after the expiration date of any Existing Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the Bank if subsequently the Bank or any court or other finder of fact determines such presentation should have been honored;

(xi) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xii) honor of a presentation that is subsequently determined by the Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

14. Termination. This Agreement shall terminate upon the date as of which each of the Existing Letters of Credit has been canceled, returned to the Bank or otherwise terminated.

15. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as agreed upon in writing by the Borrower and the Bank.

16. No Third-Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. Except as for the Indemnified Persons not party hereto, no other Person shall have or be entitled to assert rights or benefits under this Agreement.

17. Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address or facsimile number for the party receiving such notice as set forth in the Credit Agreement.

18. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as an original.

19. Governing Law. This Agreement and each Existing Letter of Credit shall be governed by and construed in accordance with (a) in the case of each Existing Letter of Credit, the substantive laws of the jurisdiction specified in the applicable Existing Letter of Credit, or if no governing law is so specified, the substantive laws of the jurisdiction of the office of the Bank that issued the applicable Existing Letter of Credit, and (b) in the case of this Agreement, the law of the State of North Carolina, without reference to the conflicts of law or choice of law principles thereof.

20. Arbitration Waiver of Jury Trial.

(a) *Arbitration.* The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to this Agreement or the Existing Letters of Credit.

(b) *Governing Rules.* Any arbitration proceeding will (i) proceed in a location in North Carolina selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) *No Waiver of Provisional Remedies, Self-Help and Foreclosure.* The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) *Arbitrator Qualifications and Powers.* Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of North Carolina or a neutral retired judge of the state or federal judiciary of North Carolina, in either case with a minimum of ten years' experience in the substantive law

applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitrable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of North Carolina and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the North Carolina Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) *Discovery.* In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f) *Class Proceedings and Consolidations*. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g) *Payment Of Arbitration Costs And Fees*. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) *Miscellaneous*. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(i) *Waiver of Jury Trial*. The parties hereto hereby acknowledge that by agreeing to binding arbitration they have irrevocably waived their respective rights to a jury trial with respect to any action, claim or other proceeding arising out of any dispute in connection this Agreement or any other agreement or document delivered in connection herewith, any rights or obligations

hereunder or thereunder, or the performance of such rights and obligations. This provision is a material inducement for the parties entering into this Agreement.

21. Bankruptcy and Forfeiture Reinstatement. If any consideration transferred to the Bank in payment of, or as collateral for, or in satisfaction of the LOC Obligations, shall be voided in whole or in part as a result of (a) a subsequent bankruptcy or insolvency proceeding; (b) any forfeiture or seizure action or remedy; (c) any fraudulent transfer or preference action or remedy; or (d) any other civil, criminal or equitable proceeding or remedy, then the Bank's claim to recover the voided consideration shall be a new and independent claim arising under this Agreement and shall be jointly and severally due and payable immediately by the Borrower.

22. Miscellaneous.

(a) *Expenses*. The Borrower hereby agrees to pay on demand all reasonable out-of-pocket expenses of the Bank in connection with the preparation, execution, delivery and performance of this Agreement and the administration of the Accounts, including without limitation, the reasonable fees and disbursements of counsel for the Bank.

(b) *Further Assurances*. At the sole cost and expense of the Borrower, the Borrower shall execute and deliver to the Bank such additional certificates, instruments, documents and/or agreements and take such additional action as may be reasonably requested by the Bank to protect, exercise and/or enforce Bank's rights and interests under this Agreement and/or to give effect to the terms and provisions of this Agreement or any LOC-Related Document. The Borrower irrevocably appoints the Bank as its attorney-in-fact and authorizes the Bank, without notice to the Borrower, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrower is limited solely to such actions related to the issuance, confirmation or amendment of any Existing Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

(c) *Section Headings*. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(d) *Severability*. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Remainder of Page Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER: KEWAUNEE SCIENTIFIC CORPORATION

By: /s/ Donald T. Gardner III
Name: Donald T. Gardner III
Title: Chief Financial Officer

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:______________________________
Name: Kristin Davis
Title: Senior Vice President

SCHEDULE 1(a)

Existing Letters of Credit

Instrument Reference Number	Beneficiary	Face amount	Expiry Date
[______]	[______]	[______]	[______]
[______]	[______]	[______]	[______]

SCHEDULE 2

Description of Cash Collateral

1. All of the deposit accounts specified below (the "Accounts"):

(a) The deposit account number [______] maintained with Wells Fargo Bank, National Association in the name of "Kewaunee Scientific Corporation." (the "Initial Deposit Account").

(b) All successor and replacement deposit accounts in respect of the Initial Deposit Account, regardless of the numbers of such deposit accounts or the offices or financial institutions at which such deposit accounts are maintained.

2. All rights of the Borrower in connection with the Accounts.

3. All investment property, security entitlements, financial assets, certificated securities, uncertificated securities, money, deposit accounts, instruments, certificates of deposit, general intangibles, and all other investments or property of any sort now or hereafter held, maintained or administered in, or credited to, the Accounts.

4. All present and future income, proceeds, earnings, increases, and substitutions from or for the Accounts of every kind and nature.